                                                                     EXHIBIT 2.9

                       AMENDMENT NO. 4, WAIVER AND CONSENT

     This Amendment No. 4, Waiver and Consent dated as of February 22, 2002 ("Agreement") is among IFCO Systems, N.V., a public limited liability company organized under the laws of the Netherlands ("Holdings"), IFCO Systems North America, Inc., a Delaware corporation ("Borrower"), the Lenders (as defined below) executing this Agreement, and Bank One, NA, as administrative agent for the Lenders ("Administrative Agent").

                                  INTRODUCTION

     A. The Borrower is party to the Second Amended and Restated Credit Agreement dated as of December 31, 2000, as amended by Amendment No. 1 and Consent dated as of June 12, 2001, Amendment No. 2 and Waiver dated as of August 31, 2001, and Amendment No. 3, Waiver and Consent dated as of October 12, 2001 (as amended, the "Credit Agreement") with Holdings, the financial institutions parties thereto ("Lenders"), CIBC World Markets Corp. and Banc One Capital Markets, Inc., as co-lead arrangers and co-book runners, CIBC World Markets Corp., as syndication agent, and the Administrative Agent.

     B. The Borrower, the Lenders, and the Administrative Agent desire to amend the Credit Agreement in certain respects as set forth herein and the Borrower has requested that the Lenders waive compliance with certain covenants in the Credit Agreement and consent to certain Asset Sales (as defined in the Credit Agreement).

     THEREFORE, the Borrower, the Lenders, and the Administrative Agent hereby agree as follows:

     Section 1. Definitions; References. Unless otherwise defined in this Agreement, terms used in this Agreement which are defined in the Credit Agreement shall have the meanings assigned to such terms in the Credit Agreement.

     Section 2.  Amendments.

     (a) The definition of Consolidated EBITDA in Section 1.1 of the Credit Agreement is amended in its entirety to read as follows:

                 "Consolidated EBITDA": for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs, (e) with respect to the fiscal quarter of

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          Holdings ending December 31, 2000 only, any extraordinary or non-recurring non-cash expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, non-cash losses on sales of assets outside of the ordinary course of business) attributable to the sale of the Borrower's pallet manufacturing business, provided, that the amounts referred to in this clause (e) shall not, in the aggregate, exceed $65,000,000, (f) with respect to the fiscal quarter of Holdings ending December 31, 2000 only, any other non-recurring non-cash expenses or losses substantially in accordance with Exhibit
          1.1 attached hereto which shall not, in the aggregate, exceed $15,600,000, and (g) with respect to the calendar year of Holdings ending December 31, 2001 only, any other extraordinary or non-recurring cash and non-cash expenses or losses in an aggregate amount not to exceed $7,350,000, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (a) interest income, (b) any extraordinary or non-recurring non-cash income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis. Notwithstanding anything herein to the contrary, for the purposes of the calculation of Consolidated EBITDA, any non-cash income and losses derived solely from foreign exchange gains or losses shall be excluded from such calculation. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") pursuant to any determination of the Consolidated Total Leverage Ratio, Consolidated Senior Leverage Ratio or Consolidated Interest Coverage Ratio, (i) if at any time during such Reference Period Holdings or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period; (ii) if during such Reference Period Holdings or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period; provided that, Consolidated EBITDA shall not be adjusted to include projected post-acquisition cost savings, synergies or similar amounts; and (iii) if such Reference Period is prior to the effect of the Merger, Consolidated EBITDA will be calculated after giving pro forma effect to the combination of Holdings and the Borrower consistent with SEC regulations.

     (b)  Section 6.1(c) is amended in its entirety to read as follows:

          (c) as soon as available, but in any event not later than 45 days after (i) the end of each calendar month commencing with the calendar month ending July 31, 2001 through the calendar month ending June 30, 2002, the unaudited unconsolidated monthly internal financial statements and management reports of Holdings and its Subsidiaries, and (ii) the end of each calendar month

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          commencing with the calendar month ending July 31, 2002 and thereafter, the unaudited consolidated balance sheets of Holdings and its consolidated Subsidiaries as at the end of such calendar month and the related unaudited consolidated statements of income and of cash flows for such calendar month and the portion of the fiscal year through the end of such calendar month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

     (c) The Consolidated Total Leverage Ratio in Section 7.1(a) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:


                Fiscal Year         Fiscal Quarter              Ratio

                    2000               Fourth                5.05 to 1.00

                    2001               First                 5.70 to 1.00
                                       Second                5.95 to 1.00
                                       Third                 5.45 to 1.00
                                       Fourth                5.90 to 1.00

                    2002               First                 7.55 to 1.00
                                       Second                7.55 to 1.00
                                       Third                 6.50 to 1.00
                                       Fourth                5.50 to 1.00

                    2003               First                 5.50 to 1.00

     (d) The Consolidated Senior Leverage Ratio in Section 7.1(b) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:


                Fiscal Year         Fiscal Quarter              Ratio

                    2000               Fourth                2.35 to 1.00

                    2001               First                 2.90 to 1.00
                                       Second                3.20 to 1.00
                                       Third                 2.30 to 1.00
                                       Fourth                2.35 to 1.00

                    2002               First                 3.25 to 1.00
                                       Second                3.25 to 1.00
                                       Third                 2.75 to 1.00
                                       Fourth                2.25 to 1.00

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                Fiscal Year          Fiscal Quarter            Ratio

                    2003               First                2.25 to 1.00


     (e) The Consolidated Interest Coverage Ratio in Section 7.1(c) of the Credit Agreement is amended in its entirety by replacing the ratio table with the following:


                Fiscal Year          Fiscal Quarter            Ratio

                    2000               Fourth               1.85 to 1.00

                    2001               First                1.65 to 1.00
                                       Second               1.55 to 1.00
                                       Third                1.50 to 1.00
                                       Fourth               1.50 to 1.00

                    2002               First                1.15 to 1.00
                                       Second               1.10 to 1.00
                                       Third                1.25 to 1.00
                                       Fourth               1.50 to 1.00

                    2003               First                1.50 to 1.00

     (f) The Minimum Consolidated Net Worth covenant in Section 7.1(e) of the Credit Agreement is amended in its entirety to read as follows:

              (e) Minimum Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than the sum of (i) (A) for the fiscal quarter of Holdings ending September 30, 2001 and any prior fiscal quarter, $190,000,000, or (B) for the fiscal quarter ending December 31, 2001, $140,000,000, (C) for the fiscal quarters ending March 31, 2002, June 30, 2002, and September 30, 2002, $85,000,000, or (D) for the fiscal quarter ending December 31, 2002 and any fiscal quarter thereafter, $90,000,000, plus (ii) 80% of cumulative Consolidated Net Income for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 2003) for which Consolidated Net Income is positive, plus (iii) 100% of the Net Cash Proceeds of any offering by Holdings of common or preferred equity consummated after January 1, 2000 plus
          (iv) 100% of any capital contribution made to Holdings or any of its Subsidiaries after January 1, 2000 by any holder of Holding's Capital Stock.

     Section 3. Waiver. The Administrative Agent and the Lenders hereby, notwithstanding any provisions in the Credit Agreement and the Loan Documents to the contrary, waive compliance with (a) the reporting requirements in Section 6.1(c) of the Credit Agreement for the calendar months ending July 31, 2001, August 31, 2001, September 30, 2001, October 31, 2001, November 30, 2001, and December 31, 2001 only,
          (b) the financial

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          covenants in Sections 7.1(a), (b) and (c) of the Credit Agreement, for
          the fiscal quarter ending December 31, 2001 only, and (c) the financial covenants in Section 7.1(e) for the fiscal quarters ending September 30, 2001 and December 31, 2001 only. This waiver is limited to the extent described herein and shall not be construed to be a waiver of any other non-compliance, Defaults or Events of Default that may have occurred or any other actions prohibited by the Credit Agreement. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any future violations, non-compliance or defaults with respect to Sections 6.1(c) and 7.1 of the Credit Agreement or any other provision of any Loan Document.

     Section 4. Consent. The Administrative Agent and the Lenders consent to the Asset Sale of the assets, owned real property and certain liabilities of the Borrower's drum reconditioning operations ("Drum Operations"); provided that (a) such Asset Sale of the Drum Operations ("Drum Asset Sale") must be pursuant to an asset purchase agreement ("Drum Asset Purchase Agreement") between Holdings, certain of Holdings' wholly-owned subsidiaries, and Industrial Container Services, LLC ("Drum Buyer") which is reasonably acceptable to the Administrative Agent and substantially on the terms and conditions as set forth in that certain memorandum dated January 28, 2002 from Edward Rhyne of Gardere Wynne Sewell LLP, which has modified by the Agreed Revisions to Deal Terms dated as of February 20, 2002; (b) such Drum Asset Sale must be for a total consideration of (i) an assumption by the Drum Buyer of certain working capital liabilities on the closing date of such Drum Asset Sale, and (ii) approximately $46,750,000, which shall be payable to the Borrower by (A) approximately $41,250,000 in cash, of which, in accordance with Section 2.10(e) of the Credit Agreement, approximately $21,950,000 shall be applied to the Revolving Credit Loan, and (B) approximately $5,500,000 in other non-cash consideration; (c) the Borrower shall, simultaneously upon the completion of the Drum Asset Sale, permanently reduce the Revolving Credit Commitment to $85,000,000; (d) any proceeds from the Drum Asset Sale shall be applied first to the Revolving Credit Loan in an amount equal to the amount by which the Borrowing Base is reduced as a result of such Drum Asset Sale (but, notwithstanding anything to the contrary in the Credit Agreement, with no reduction of the Revolving Credit Commitment except as set forth in clause (c) above); and (e) approximately $16,470,000 shall be applied to the Term Loan.

     Section 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     (a) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as of the date of this Agreement, except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects as of such earlier date;

     (b) (i) the execution, delivery, and performance of this Agreement have been duly authorized by appropriate proceedings, and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by

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          applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

     (c) as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

     Section 6. Effectiveness. This Agreement shall become effective and the Credit Agreement shall be amended as provided in this Agreement upon the occurrence of the following conditions precedent:

     (a) the Borrower, Holdings, the Guarantors, the Administrative Agent, and the Required Lenders shall have delivered duly and validly executed originals of this Agreement to the Administrative Agent;

     (b) the representations and warranties in this Agreement shall be true and correct in all material respects;

     (c) the Administrative Agent and Lenders executing this Agreement shall have received the required work fee from the Borrower;

     (d) the Borrower shall have delivered to the Administrative Agent duly and validly executed copies of the Drum Asset Purchase Agreement and any amendments thereto; and

     (e) the Borrower shall have paid all costs, fees and expenses which have been invoiced and are payable pursuant to the terms of the Credit Agreement.

     Section 7.  Effect on Loan Documents.

     (a) Except as amended or waived herein, the Credit Agreement and the Loan Documents remain in full force and effect as originally executed and amended heretofore. Nothing herein shall act as a waiver of any of the Administrative Agent's or Lenders' rights under the Loan Documents, as amended, including the waiver of any Event of Default or Default, however denominated.

     (b) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be an Event of Default or Default under other Loan Documents.

     Section 8. Notice of Permanent Commitment Reduction. The parties hereto agree that this Agreement shall serve as notice to the Administrative Agent of the Borrower's election to reduce the Revolving Credit Commitment to $85,000,000 upon the completion and effectiveness of the Drum Asset Sale.

     Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

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Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

                  [Remainder of page intentionally left blank]

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         EXECUTED as of the date first above written.

                                 IFCO SYSTEMS, N.V.


                                 By: /s/ Karl Pohler
                                     -----------------------------------
                                         Karl Pohler
                                         Chief Executive Officer

                                 IFCO SYSTEMS NORTH AMERICA, INC.


                                 By: /s/ David Russell
                                     -----------------------------------
                                         David Russell
                                         President

                                 BANK ONE, NA, as Administrative Agent and as a Lender


                                 By: /s/ Frank L. Grossman
                                     -----------------------------------
                                 Name:   Frank L. Grossman
                                      ----------------------------------
                                 Title:  Director - Capital Markets
                                       ---------------------------------


                                 CIBC INC., as Lender


                                 By: /s/ Katherine Bass
                                     -----------------------------------
                                 Name:   Katherine Bass
                                      ----------------------------------
                                 Title:  Executive Director
                                       ---------------------------------

                                 CIBC World Markets Corp. As Agent


                                 DRESDNER BANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES, as Lender


                                 By: /s/ Ulrich Kahlow
                                     -----------------------------------
                                 Name:   Ulrich Kahlow
                                      ----------------------------------
                                 Title:  Vice President
                                      ----------------------------------


                                 By: /s/ Dominik Rowe
                                     -----------------------------------
                                 Name:   Dominik Rowe
                                      ----------------------------------
                                 Title:  Analyst
                                      ----------------------------------

                                        COMERICA BANK, as Lender


                                        By: /s/ John R. Grundstad
                                            ----------------------------
                                        Name: John R. Grundstad
                                              --------------------------
                                        Title: Vice President
                                              --------------------------


                                        BNP PARIBAS, as Lender


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


                                        NATIONAL CITY BANK, as Lender


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


                                        THE ROYAL BANK OF SCOTLAND, as Lender


                                        By: /s/ Gerd Bieding
                                            ----------------------------
                                        Name:   Gerd Bieding
                                        Title:  Director


                                        THE BANK OF NOVA SCOTIA, as Lender


                                        By: /s/ Olivia L. Braun
                                            ----------------------------
                                        Name:   Olivia L. Braun
                                        Title:  Director

                    ACKNOWLEDGMENT AND CONSENT BY GUARANTORS

         Each of the undersigned Guarantors (i) acknowledges its receipt of a copy of and hereby consents to all of the terms and conditions of the foregoing Agreement and (ii) reaffirms its obligations under the Guarantee and Collateral Agreement dated as of March 8, 2000 in favor of Bank One, NA, as Administrative Agent.

         Dated as February 22, 2002.

                                        BORROWER:

                                        IFCO SYSTEMS NORTH AMERICA, INC.


                                        By:  /s/ David Russell
                                             ---------------------------
                                                 David Russell
                                                 President

                                        GUARANTORS:

                                        IFCO SYSTEMS, N.V.


                                        By:  /s/ Karl Pohler
                                             ---------------------------
                                                 Karl Pohler
                                                 Chief Executive Officer

                                      IFCO SYSTEMS VIRGINIA, INC.
                                      IFCO SYSTEMS FLORIDA, INC.
                                      IFCO SYSTEMS WISCONSIN, INC.
                                      NLD, INC.
                                      IFCO SYSTEMS CALIFORNIA, INC.
                                      IFCO SYSTEMS BUTNER, INC.
                                      IFCO SYSTEMS PENNSYLVANIA, INC.
                                      IFCO SYSTEMS INDIANA, INC.
                                      VALLEY CRATING AND PACKAGING, INC.
                                      IFCO SYSTEMS WATERLOO, INC.
                                      IFCO SYSTEMS MAINE, INC.
                                      BLACK RIVER FOREST PRODUCTS, INC.
                                      PALEX-TEXAS, INC.
                                      IFCO SYSTEMS IOWA, INC.
                                      IFCO SYSTEMS NORTH CAROLINA, INC.
                                      IFCO SYSTEMS LOUISIANA, INC.
                                      IFCO SYSTEMS ARIZONA, INC.
                                      NLP TRANSPORT, INC.
                                      AZ PALLET, INC.
                                      BROMLEY ACQUISITION COMPANY, INC.
                                      IFCO SYSTEMS OHIO, INC.
                                      PALLET MANAGEMENT SERVICES, INC.
                                      IFCO SYSTEMS WESTERN REGION, INC.


                                      By: /s/ David Russell
                                          ------------------------------
                                              David Russell
                                              President

                                      IFCO SYSTEMS CANADA, INC.


                                      By: /s/ David Russell
                                          ------------------------------
                                      Name:   David Russell
                                           -----------------------------
                                      Title:  President
                                            ----------------------------

                                   PALEX-TEXAS, L.P.

                                   By: PalEx-Texas, Inc., its General Partner

                                   By: /s/ David Russell
                                       ---------------------------------
                                           David Russell
                                           President

                                   IFCO ICS-CHICAGO, INC.
                                   IFCO INDUSTRIAL CONTAINER SYSTEMS
                                   HOLDING COMPANY
                                   IFCO ICS-WASHINGTON, INC.
                                   IFCO ICS-CALIFORNIA, INC.
                                   ENVIRONMENTAL RECYCLERS OF
                                   COLORADO, INC.
                                   IFCO ICS-FLORIDA, INC.
                                   IFCO ICS-MINNESOTA, INC.
                                   IFCO ICS-GEORGIA, INC.
                                   IFCO ICS-ILLINOIS, INC.
                                   IFCO ICS-NORTH CAROLINA, INC.
                                   IFCO ICS-MIAMI, INC.
                                   CONTAINER RESOURCES CORPORATION
                                   IFCO ICS-SOUTH CAROLINA, INC.
                                   PALEX-KANSAS, INC.
                                   IFCO ICS-MICHIGAN, INC.


                                   By: /s/ Calvin Lee
                                       ---------------------------------
                                           Calvin Lee
                                           President

                                   IFCO ICS-LLC

                                   By: IFCO ICS-Chicago, Inc., its Manager

                                   By: /s/ Calvin Lee
                                       ----------------------------------
                                           Calvin Lee
                                           President

                                         PALEX TEXAS HOLDINGS, INC.


                                         By: /s/ David Russell
                                             ---------------------------
                                                 David Russell
                                                 President

                                         IFCO SYSTEMS EUROPE GMBH


                                          By: /s/ Karl Pohler
                                              --------------------------
                                                  Karl Pohler
                                                  Chief Executive Officer

                                          By: /s/ Michael Nimtsch
                                              --------------------------
                                                  Michael Nimtsch
                                                  Chief Financial Officer

                                          SCHOELLER-U.S., INC.


                                          By: /s/ David Russell
                                              --------------------------
                                                  David Russell
                                                  President

                                          IFCO - U.S., L.L.C.


                                          By: /s/ David Russell
                                              --------------------------
                                                  David Russell
                                                  President

                                      -13-